                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       WEST COAST REALTY INVESTORS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                        WEST COAST REALTY INVESTORS, INC.

                            5933 W. CENTURY BOULEVARD
                                   NINTH FLOOR
                          LOS ANGELES, CALIFORNIA 90045


                                 PROXY STATEMENT


         The 1999 Annual Meeting of Stockholders (the "Annual Meeting") of West Coast Realty Investors, Inc. (the "Company") will be held at the Company's offices at 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045 on Tuesday, June 15, 1999, 11:30 A.M. local time, for the following purposes:

         1. To elect five directors to serve until the Annual Meeting of Stockholders in 2000 (the "Director Proposal");

         2. To ratify the Company's selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 (the "Auditor Proposal"); and

         3. To consider and vote on the ratification of the Advisory Agreement between the Company and West Coast Realty Advisors, Inc., an affiliate of the Company (the "Advisor Proposal") (the "Director Proposal," the "Auditor Proposal" and the Adviser Proposal" are hereinafter collectively referred to as the "Annual Meeting Proposals"); and

         4. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.


                         COMMON STOCK PROXY SOLICITATION


GENERAL

         This Proxy Statement (the "Proxy Statement") is furnished to stockholders of the Company's common stock, $0.01 par value per share (the "Common Stock") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board") for use at the Annual Meeting, and at any postponements or adjournments thereof. The approximate date on which this Proxy Statement and accompanying form of proxy (the "Proxy") are first being mailed to stockholders is May 28, 1999.

         A holder of Common Stock wishing to vote for the Annual Meeting Proposals should complete and sign the enclosed Proxy and mail or deliver such Proxy to the Secretary of the Company at the address set forth above. Holders may also vote their shares of Common Stock in person at the Annual Meeting. Holders of Common Stock whose purchase is registered after the Annual Meeting Record Date and who wish to vote on the Annual Meeting Proposals must arrange with their seller to receive a proxy from the holder of record on the Annual Meeting Record Date of such Common Stock.

         Proxies, in the form attached, are being solicited by the Board for use at the Annual Meeting. The persons named as proxies were selected by the Board and are directors and/or officers of the Company. Proxies may be revoked by a stockholder prior to their exercise by filing with the Secretary of the Company a written instrument revoking the same or a duly executed proxy bearing a later date. In addition, a stockholder who attends the Annual Meeting may vote his shares personally and thereby revoke his Proxy at that time. All shares of Common Stock represented by valid Proxies received pursuant to this solicitation, and not subsequently revoked, will be voted as provided on the Proxy.

         The expense of preparing, printing and mailing this Proxy Statement and the Proxies solicited hereby will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by officers, directors and regular employees of the Company, without extra remuneration, in person, by telephone, telegraph or otherwise.

         The holders of the Company's Common Stock are not entitled to any appraisal rights in connection with the matters submitted for their approval.

         For the interests of certain directors and executive officers, and their associates (as such term is defined in Rule 14a-1(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in the Company, see "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions." The non-independent directors and executive officers, and their affiliates, have an interest in the matters to be acted upon at the Annual Meeting, other than the Auditor Proposal.

STOCKHOLDER PROPOSALS

         The next annual meeting of stockholders will be held in June of 2000. It is presently contemplated that the 2000 Annual Meeting of Stockholders will be held on June 13, 2000. Stockholders who wish to have proposals considered for inclusion in the Company's proxy statement relating to the 2000 Annual Meeting should submit them to the Company at its principal executive offices not later than February 7, 2000.

VOTE REQUIRED FOR APPROVAL

         A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to approve the Auditor Proposal and the Advisor Proposal. A plurality of all of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to elect a director.

         The presence, in person or by proxy, of a majority of all of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum to transact business at the Annual Meeting. Those shares of Common Stock present, in person or by proxy, including shares of Common Stock as to which authority to vote on any Annual Meeting Proposal is withheld and shares of Common Stock abstaining as to any Annual Meeting Proposal, will be considered present at the Annual Meeting for purposes of establishing a quorum.

         With respect to each of the Annual Meeting Proposals, shares of Common Stock as to which authority to vote has been withheld (to the extent withheld) will be considered negative votes. With respect to the Auditor Proposal and the Advisory Proposal, pursuant to Delaware law, abstentions will be considered present and entitled to vote and thus will have the effect of a vote against such proposals. With respect to the election of directors, pursuant to Delaware Law, abstentions will have no legal effect since a plurality of all of the votes cast will be sufficient to elect a director.

PERSONS ENTITLED TO VOTE AT THE ANNUAL MEETING

         The Board has fixed the close of business on April 30, 1999 as the Annual Meeting Record Date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of the Company's Common Stock at the close of business on the Annual Meeting Record Date will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Annual Meeting Record Date, the Company had outstanding 2,927,967 shares of Common Stock.

         Each share of Common Stock is entitled to one vote on all matters which may come before the Annual Meeting. Pursuant to Delaware law and the Company's bylaws, each share of Common Stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. The Company's stockholders are not entitled to cumulate votes with respect to the election of directors.

         At the close of business on the Annual Meeting Record Date there were 1,240 record holders of Common Stock.

CERTAIN ARRANGEMENTS REGARDING VOTING AT THE ANNUAL MEETING

         The Company has been informed by the holders of approximately 0.8% of the Company's Common Stock entitled to vote at the Annual Meeting that such holders intend to vote in favor of the Auditor Proposal and Advisory Proposal and to vote "for" the election of each of the five director nominees at the Annual Meeting. See "Proposal No. 1 -- Election of Directors." West Coast Realty Advisors, Inc., the Advisor to the Company owns 22,556 shares of the Company's Common Stock and is entitled to 22,556 votes or approximately 0.8% of the 2,927,967 votes that may be cast at the Annual Meeting.

         See "Security Ownership of Certain Beneficial Owners and Management" for a table of the beneficial ownership of the Company's Common Stock by (i) beneficial owners of more than 5% of the Company's Common Stock which are known to the Company, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group.

ACTION TO BE TAKEN UNDER PROXY

         All Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any postponements or adjournments thereof in accordance with the specifications thereon or, if no specifications are made, will be voted:

         (i)      for the election of the five nominees described herein;

         (ii) for ratification of the Company's selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and

         (iii) for ratification of the Advisory Agreement between the Company and West Coast Realty Advisors, Inc.

         The Board of Directors knows of no matters, other than those stated above, to be presented and considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponements or adjournments thereof, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their judgment on such matters. The persons named in the enclosed Proxy may also, if a quorum is not present, vote such Proxy to adjourn the Annual Meeting. Promptly after the Annual Meeting, the Company will announce the results of the voting on the Annual Meeting Proposals by means of a letter to the Shareholders.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         It is intended that the persons named in the Proxy will, unless otherwise instructed, vote for the election of the five nominees listed directly below to serve as directors until the next Annual Meeting of Stockholders following their election and until their respective successors are elected and have qualified. If any nominee, for any reason presently unknown, cannot be a candidate for election, the shares of Common Stock represented by valid Proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board of Directors. If the Board does not recommend a substitute nominee, then at such time as the Board selects a qualified individual to serve as a director of the Company in place of such candidate, such individual shall be duly elected by the Board of Directors to serve as a director until the 2000 Annual Meeting of Stockholders. See "Common Stock Proxy Solicitation -- Certain Arrangements Regarding Voting at the Annual Meeting" above for a description of certain arrangements regarding voting at the Annual Meeting.

       NOMINEES TO BE CONSIDERED BY
       HOLDERS OF COMMON STOCK                  TERM AS DIRECTOR
       ----------------------------             ----------------

       Philip N. Gainsborough(1)                Until 2000 Annual Meeting
       W. Thomas Maudlin, Jr.(1)                Until 2000 Annual Meeting
       James W. Coulter(2)                      Until 2000 Annual Meeting
       George Young(1)                          Until 2000 Annual Meeting
       Steve Bridges(1)                         Until 2000 Annual Meeting

         All nominees have consented to being named in the Proxy Statement and to serve if elected. Stockholders of the Company will have an opportunity on their proxy cards to vote in favor of one or more director nominees while withholding their authority to vote for one or more director nominees.

-----------
(1)  Has been a director since 1989.
(2)  Has been a director since 1992.

INFORMATION CONCERNING CURRENT DIRECTORS AND DIRECTOR NOMINEES

         Please see "Management" for information concerning the Company's current directors (all of whom are nominees for re-election) and the attendance of certain Board members at various Board meetings. The information under "Management" with respect to the principal occupation or employment of each nominee and the name and principal business of the corporation or other organization in which such occupation or employment is, or has been, carried on, and other affiliations and business experiences during the past five years, has been furnished to the Company by the respective nominees.

LEGAL PROCEEDINGS

         The Company is a defendant in a lawsuit entitled JOHN LONBERG; RUTHEE GOLDKORN V. SANBORN THEATERS, INC.; SALTS, TROUTMAN AND KANESHIRO, INC.; WEST COAST REALTY INVESTORS, INC., in the U.S. District Court for the Central District of California. (Case #CV-97-6598AHM(JGx)

The Company was added as a defendant in the plaintiff's First Amended Complaint filed May 7, 1998, apparently due to the Company's status as landlord for a movie theater known as the Riverside Market Place Cinema.

The plaintiffs alleged violations of the federal Americans with Disabilities Act and the California Unruh Civil Rights Act with respect to their movie-going experiences, including inadequate physical accommodations for wheelchair-bound guests and insensitive theater personnel. Sanborn is the tenant and theater operator. Troutman is the architect who designed the theater and its interiors.

The plaintiffs seek actual damages of $1,000 for each violation of law; three times actual damages; and attorneys fees, expenses and costs. The plaintiffs also seek mandatory injunctive relief requiring the defendants to make the theater accessible to and useable by disabled individuals.

The plaintiffs have agreed to dismiss their claim under the Unruh Civil Rights Act.

The U.S. Department of Justice, Civil Rights Division ("DOJ") filed a Motion to Invervene in the case on March 1, 1999. DOJ has sued Sanborn Theaters only and preliminary discussions have been held between the DOJ and Sanborn. Sanborn intends to vigorously defend the allegations contained in the lawsuit. The Company believes that the lawsuit will have no material impact on the Company's continuing operations or overall financial condition.

VOTE REQUIRED

         A plurality of all of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to elect a director. See "Common Stock Proxy Solicitation -- Vote Required For Approval" above.

                                 PROPOSAL NO. 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Stockholders of the Company are being asked to consider a proposal to ratify the Company's selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. BDO Seidman, LLP served as the Company's auditors for the fiscal years ended December 31, 1989 through 1998.

         Representatives of BDO Seidman, LLP are not expected to attend the Annual Meeting.

         There have been no changes in or disagreements with accountants on accounting and financial disclosure during the Company's fiscal year ended December 31, 1998.

VOTE REQUIRED

         A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to ratify the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. See "Common Stock Proxy Solicitation -- Vote Required For Approval" above.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2

                                 PROPOSAL NO. 3

                       RATIFICATION OF ADVISORY AGREEMENT

         The Stockholders of the Company are being asked to consider a proposal to ratify and approve the Advisory Agreement between the Company and West Coast Realty Advisors, Inc. (the "Advisor") for the year July 1, 1999 to June 30, 2000. The Advisor has served as the Advisor to the Company since the Company's inception in 1989.

ADVISORY AGREEMENT

         The Advisory Agreement was renewed until June 30, 1999, by a majority vote of the Company's Stockholders on July 13, 1998. The Advisory Agreement is not assignable without the consent of the parties, except for assignments by the Advisor to a corporation or other person which controls, is controlled by or is under common control with the Advisor, or by either the Advisor or the Company to a successor of the business of either of the parties. The Advisory Agreement may be terminated by the Advisor on 120 days' written notice, or by the Directors, the Independent Directors or the Stockholders on 60 days' written notice. If for any reason the Advisory Agreement is terminated, the Directors, subject to Stockholders ratification, will appoint a new Advisor and the Company has agreed to change its name to one which does not include "Associated Planners", "West Coast Realty" or any similar words.

         Under the terms of the Advisory Agreement, the Advisor undertakes to use its best efforts to present an investment program consistent with the investment policies and objectives of the Company and to obtain investments suitable to such investment program. In performance of this undertaking, but at all times subject to the continuing and exclusive authority of the Directors over the management of the Company, the Advisor will: (i) obtain or furnish and supervise the performance of such ministerial functions in connection with the administration of the day-to-day operations of the Company as may be agreed upon by the Advisor and the Directors; (ii) serve as the Company's investment and financial advisor and provide research, economic and statistical data with respect to the making, holding, administration and disposition of the Company's investments; (iii) investigate, select and oversee outside property managers and other independent third parties (e.g., consultants, developers, brokers, appraisers, etc.); (iv) subject to Board approval, make investments consistent with the policies and provisions of the Company; (v) advise in connection with negotiations by the Company with investment banking firms, securities brokers or dealers and other institutions or investors for public or private sales of securities of the Company, or obtain loans for the Company; and (vi) provide, at the Company's expense, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company's business and operations.

         The Advisor will provide real estate brokerage services in the acquisition, refinancing or sale of properties by the Company. The Advisor may utilize the services of its affiliates acting for the Company or independent brokers acting for sellers of properties to the Company. The Advisor will receive Acquisition Fees and Acquisition Expenses for these property acquisition services. The Advisor will also receive a real estate commission for services rendered in connection with the refinancing or sale of properties.

         The Advisory Agreement provides for an Advisory Fee for regular advisory services rendered by the Advisor, and a Subordinated Incentive Fee in any fiscal year that a Property of the Company is sold, financed or refinanced.

         Pursuant to the Advisory Agreement, the Advisor is to pay certain employment expenses of its senior executives (Chairman, President, Executive and Senior Vice Presidents and directors), office expenses and other miscellaneous administrative expenses not relating to the Advisor's performance of its functions under the Advisory Agreement. The Company will be required to pay its allocable share of all other expenses at their cost to the Advisor. Within 60 days after the end of each calendar year, the Advisor will refund to the Company the amount, if any, by which the Operating Expenses of the Company during such calendar year exceeded the greater of (a) 2% of the Average Invested Assets (which is generally defined to mean the book value of the Company's real estate interests less non-cash items) or (b) 25% of Net Income (which is generally defined as the net profits of the Company) (excluding the gain from the sale of the Properties for which the Advisor received a Subordinated Incentive Fee).

         Neither the Advisor nor any of its officers and directors nor their Affiliates will have any obligation to give to the Company a prior right to acquire or invest in any investment opportunities which may be available to them. The Advisor will not make investments for its own account of the character suitable for investment by the Company while the Company has sufficient funds available to make the investment. The Advisor and its officers and directors intend, to the extent consistent with the provisions of statutes, regulations and case law governing their activities, to provide the Company with access to review investment opportunities generated by them, which are consistent with the Company's investment policies.

         The foregoing is only a summary of the Advisory Agreement which is incorporated herein by this reference. Copies of the Advisory Agreement have not been provided to stockholders. The Company will, however, provide, without charge, upon written or oral request, by first class mail within one business day of such request by a stockholder receiving this Proxy Statement, a copy of the Advisory Agreement. Requests should be made to Neal E. Nakagiri, Secretary, West Coast Realty Investors, Inc., 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045, Telephone: (310) 337-9700.

THE ADVISOR

         The Advisor was organized in 1983 and is an affiliate of the Company. In order to obtain the services of persons having substantial real estate and financial experience, there are no restrictions on the business activities of Advisor or any of its officers, directors or employees, and the Advisor and such persons are free (with certain exceptions) to engage in other business activities related to real estate investments.

         The Advisor will advise the Company and oversee its investments and operations, subject to the direction of the Company's Directors. The Advisor's office is located at 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045 and its telephone number is (310) 337-9700.

         The principal executive officers, directors and key employees of the Advisor are as follows:

Philip N. Gainsborough                        Director and Chairman of the Board
W. Thomas Maudlin, Jr                         Director and President
Neal E. Nakagiri                              Secretary
John R. Lindsey                               Director and Treasurer

         For a description of the occupations and affiliations of Messrs. Gainsborough, Maudlin, Nakagiri, and Lindsey, see the "Management" section contained elsewhere in this Proxy Statement.

ADVISOR COMPENSATION

         The Advisor or its affiliates are entitled to receive the following types of compensation.

         Acquisition Fees and Acquisition Expenses. The Advisor and/or an Affiliate will receive Acquisition Fees (which are defined generally to mean the fees and commissions paid by any person to any person in connection with the investigation, selection or purchase of real estate by the Company) and Acquisition Expenses (which are defined generally to mean those expenses incurred in the acquisition of properties by the Company, such as legal fees, travel fees, title insurance, etc.) in an amount which shall not exceed a maximum of six percent (6%) of the purchase price of the property being acquired. The total amount of Acquisition Fees and Acquisition Expenses which may be paid by one person to another person shall not exceed six percent (6%) of the purchase price of the properties, no matter how paid. Acquisition Fees paid to the Advisor will be reduced by all real estate brokerage fees paid by either the seller or the Company to any person in connection with the transaction. In no event will the amount of Acquisition Fees and Acquisition Expenses paid exceed the lesser of the percentages set forth above or the competitive compensation which would be paid to a real estate professional rendering similar services.

         If the Company sells a Property and the proceeds from such sale are reinvested in the acquisition of another Property, no Acquisition Fees or Acquisition Expenses will be paid to the Advisor or an Affiliate upon the acquisition by the Company of the new property.

         Disposition Services. The Company will pay a real estate commission to the Advisor and/or an affiliate for selling the Company's properties. The maximum real estate commission to be paid will be equal to the lesser of 3 percent of the gross sales price of a property or the normal and competitive rate charged by unaffiliated parties rendering similar services.

         If, on the disposition of a property, a real estate commission is paid to an unaffiliated third party in addition to the Advisor and/or an affiliate, the maximum total real estate commission paid to the Advisor shall equal the lesser of one-half of the brokerage commission paid, or 3 percent of the gross sales price of the property. However, the total real estate commission paid by the Company shall not exceed the lesser of the reasonable and competitive commission for such property or an amount equal to six (6) percent of the gross sales price of the property.

         Advisory Fee. Commencing July 1, 1999, the Advisor began receiving quarterly, an annualized fee equal to one percent of the amount of Invested Assets. (Invested Assets are defined generally as the book value of the real estate owned by the Company). The Advisory Fee is not paid unless Shareholders have received a noncumulative, non-compounded Dividend for such quarter equal to a seven percent (7%) per annum return on Shareholders Adjusted Price Per Share (which is defined generally as the price paid for the Shares less the Dividends paid or deemed paid from the sale, financing or refinancing of properties) prior to adjustment as a result of the Dividend paid. Furthermore, the Advisor may elect to waive collection of all or a portion of the fee, and has done do in the past. For the year ended December 31, 1998, the Advisor waived collection of $269,691 out of a possible $269,691 in fees (or 100%). For the three months ended March 31, 1999, the Advisor waived collection of $72,719 of fees out of a possible $72,719 (or 100%).

         Prior to July 1, 1996, the Advisory Fee payable to the Advisor was an annualized fee, paid quarterly, equal to two percent (2%) of the first $5,000,000 of Invested Assets, one and one-half percent (1-1/2%) of the next $5,000,000 of Invested Assets, and one percent (1%) of the remaining amount of Invested Assets, subordinated to a quarterly payment to Shareholders of a noncumulative, noncompounded Dividend for said quarter equal to eight percent (8%) per annum on Shareholder's Adjusted Price Per Share, prior to adjustment as a result of the Dividend paid. In January 1996, the Directors, including the unanimous vote of the Independent Directors, amended the Advisory Fee to be paid as described in the immediately preceding paragraph. The Directors believe the change in the amount of Advisor's fee is fair to the Company since it reduces the Advisory Fee on the first $10,000,000 of the Company's Invested Assets, even though the required amount of noncumulative noncompounded quarterly Dividend payment to Shareholders, which must be attained before the payment of any Advisory Fee, has been reduced from eight percent (8%) to seven percent (7%).

         Financing Services. The Advisor will receive compensation for services rendered in securing additional or replacement financing on the Company's properties and in obtaining unsecured financing. The compensation paid to the Advisor and/or an affiliate will be determined by the Independent Directors based on terms and at rates which are reasonable, fair and competitive with like activities and services from unaffiliated parties.

         Subordinated Incentive Fee. The Advisor will receive a Subordinated Incentive Fee on the sale, financing or refinancing of the Company's properties. The amount of the Subordinated Incentive Fee to be paid will be determined after the sale, financing or refinancing of a specific property has been made and will equal a maximum of fifteen percent (15%) of the amount of Cash From Sales and Refinancing (which is generally defined as the net cash remaining from the sale of a property after payment of the expenses related to such sale and any debt applicable to the property) remaining after the Company has received proceeds from the sale or refinancing of such specific property in an amount equal to either Offering Proceeds (which is defined generally as the amount of funds used from the sale of Shares to purchase the property) or Reinvestment Proceeds (which is generally defined as the amount of net cash received from the sale of a Property which is reinvested in another Property) (such proceeds are deemed to be a Distribution of Cash Available From Sales or Refinancing to Shareholders) and Shareholders have received an amount which, when added to all prior Distributions paid to Shareholders equals one hundred percent (100%) of their Adjusted Price Per Share plus a cumulative non-compounded return on their Adjusted Price Per Share equal to eight percent (8%) per annum.

         1998 Advisor Compensation. During 1998, the Company paid the Advisor $639,398 for Acquisition Fees. Of this amount, $224,738 in Acquisition Fees was paid to an affiliate of the Advisor, Descolin, Inc. which is owned by the Company's President and Director, W. Thomas Maudlin, Jr. See "Certain Relationships and Related Transactions."

VOTE REQUIRED

         A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to ratify the approval of the Advisory Agreement for the period July 1, 1999 to June 30, 2000. See "Common Stock Proxy Solicitation -- Vote Required for Approval" above.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matter that may properly come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Annual Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote all Proxies with respect thereto in accordance with their judgment and applicable law.

         STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the directors (all of whom are nominees for re-election) and officers of the Company as of April 30, 1999:

           NAME                                                   AGE         POSITIONS AND OFFICES HELD
           ----                                                   ---         --------------------------
Philip N. Gainsborough ......................................      60      Director and Chairman of the Board
W. Thomas Maudlin, Jr .......................................      62      Director and President
Neal E. Nakagiri ............................................      44      Secretary
John R. Lindsey .............................................      52      Vice President, Chief Financial Officer and
                                                                           Treasurer
James W. Coulter ............................................      61      Director (1)
George Young ................................................      62      Director (1)
Steve Bridges ...............................................      47      Director (1)

(1) Independent Director

         PHILIP N. GAINSBOROUGH has been Chairman of the Board and a Director of the Company since 1989 and, has since 1983, been Chairman of the Board of Directors, President and Director of Associated Financial Group, Inc. He has been active in the securities and financial services business since 1961. He has been, and he currently serves as, Chairman of the Board of Directors, President and Director of Associated Securities Corp. since its organization in 1982. Mr. Gainsborough is also currently the Chairman of the Board of Directors and Director of West Coast Realty Advisors, Inc., and West Coast Realty Management, Inc. Mr. Gainsborough is also Chairman of the Board of Directors of Associated Planners Partnership Services, Inc. Mr. Gainsborough is a graduate of the University of Southern California.

         W. THOMAS MAUDLIN, JR. has been President and a Director of the Company since 1989 and, has since 1989, been President and since 1986 a Director of West Coast Realty Advisors, Inc., and a Director of West Coast Realty Management, Inc. He has been active in the real estate area for the past 34 years, serving as co-developer of high rise office buildings and shopping centers. Mr. Maudlin has structured transactions for syndicators in apartment housing, including sale leasebacks, all-inclusive trust deeds, buying and restructuring transactions to suit a particular buyer, and as a buyer acting as a principal. From 1980 to present, Mr. Maudlin has been involved in the development of real property in numerous parts of Southern California. Mr. Maudlin is a graduate of the University of Southern California.

         NEAL E. NAKAGIRI serves as Executive Vice President, General Counsel, Chief Operating Officer and Secretary of Associated Financial Group, Inc. He is Vice President of two subsidiaries, Associated Securities Corp. and Associated Planners Investment Advisory, Inc. He joined the "Associated" group of companies in March 1985. He was Vice President of Compliance with Morgan, Olmstead, Kennedy & Gardner from 1984 to 1985. He was First Vice President and Director of Compliance with Jefferies & Co., Inc. from 1981 to 1984. He was Vice President and Director of Compliance at W & D Securities, Inc. from 1980 to 1983. He was an Investigator with the National Association of Securities Dealers, Inc. from 1976 to 1980. He has a B.A. degree in Economics from UCLA (1976) and a J.D. from Loyola Law School of Los Angeles (1991). He is a member of the California Bar, the Compliance and Legal Division of the Securities Industry Association and the IAFP Compliance Advisory Council.

         JOHN LINDSEY, Vice President/Treasurer, is responsible for all facets of financial management of Associated Financial Group. Previously, Mr. Lindsey was a consultant specializing in financial services, worked for a large financial institution and performed audits and consulting assignments for Price Waterhouse. He is a Certified Public Accountant and a member of the California Society of CPAs and the American Institute of CPAs. He received a BS in Business Administration and Accounting from the University of Southern California in 1968.

         GEORGE YOUNG. Since 1972 has been president of his own company, now named Internet Link Corporation. The firm specializes in integrating Internet and Intranet communications into the productive life of enterprises. They host and develop sites on the World Wide Web; integrate e-mail and interactive data retrieval applications; and provide content management and consulting services, Internet Link Corporation is affiliated with Netscape Communications, Pacific Bell Internet Services and InterNex Information Services. Mr. Young is a graduate of the University of Southern California.

         STEVE BRIDGES has served as Executive Vice President of Pacific Building Industries, a general building contractor from January 1995 to present. From July 1986 to January 1995, Mr. Bridges served as Executive Vice President of Pathfinder Mortgage, a mortgage brokerage firm, and was responsible for loan production and financing of construction loans. From July 1984 to July 1986, Mr. Bridges was the President of The Muller Company, a real estate development company, and was responsible for the management of the Company, developing, financing and joint venture relationships, the development of 800,000 square feet of industrial and commercial real estate and partnership management. Mr. Bridges is a graduate of the University of Southern California.

         JAMES W. COULTER has since 1988 been a principal in Coulter & Company, a firm which provides brokerage services and invests in real property with an emphasis in retail, industrial and office properties. From 1981 to 1988, Mr. Coulter was a Vice President of the investment division of Bishop-Hawk, Inc., a firm which specialized in investments in retail and office buildings and land sales of real property. Prior to 1981, Mr. Coulter was involved in real estate investments, property management and development, and served as an officer of real estate investment trusts. Mr. Coulter is a graduate of and has a Masters of Business Administration degree from the University of Southern California.

BOARD OF DIRECTORS

         The Directors are charged with the ultimate responsibility for the affairs of the Company, and particularly with monitoring the relationship between the Company and the Advisor. The Independent Directors will make an annual determination that the Advisor's compensation is reasonable and that total fees and expenses of the Company are reasonable, and a quarterly determination that the Company's borrowings are appropriate.

         The Directors are accountable to the Company as fiduciaries and consequently must exercise good faith and integrity in handling Company affairs. However, Directors will have no different or greater level of fiduciary duty and responsibility than do directors of any other Delaware business corporation. In addition, an Independent Director will not be subject to any greater liability than a Director who is not independent, notwithstanding the additional responsibilities of Independent Directors. Directors and officers of the Company are also entitled to certain indemnity rights under the Company's Organization Documents.

         The Directors will each spend such time on the affairs of the Company as their duties may require, and will meet quarterly or more frequently, as required. Financial statements and various other financial reports of the Company will be provided to the Directors quarterly to aid them in the discharge of their duties. It is contemplated that the Directors will not devote a substantial portion of their time to the discharge of their duties as Directors.

BOARD MEETINGS

         During the fiscal year ended December 31, 1998 there were four (4) meetings of the Board of Directors. Each of the Company's directors attended, or were present for a telephonic conference call, for all of the Board meetings, with the exception of Mr. Gainsborough who was not present for two (2) of the meetings.

MANAGEMENT ARRANGEMENTS

         The following is a description of certain Bylaw provisions affecting management of the Company.

         The Company's bylaws (Article IV, Section 4.2) provide that the number of directors shall never be less than three, nor more than 5. In addition, pursuant to the Company's bylaws (Article IV, Section 4.15), a majority of the Board of Directors must be independent directors.

         The Company's bylaws (Article V, Section 5.1) also provide that the officers of the Company shall include a Chairman of the Board, a President, a Secretary and a Chief Financial Officer and may include such other officers with such powers and duties as the Board shall appoint as they shall deem necessary or desirable (Articles V, Section 5.3). The bylaws (Article V, Sections 5.6 through 5.2) further set forth the powers and duties of the officers of the Company.

         Any officer of the Company may be removed from office by the Board of Directors with or without cause (Article V, Section 5.4). Pursuant to the bylaws (Article IV, Section 4.17), the Company's stockholders may remove any director without cause by the affirmative vote of a majority of all of the votes entitled to be vote.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities ("10% Stockholders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and 10% Stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, (based solely upon a review of the copies of such Section 16(a) reports furnished to the Company and written representations that no other reports were required) for the Company's fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to the Company's officers, directors and 10% Stockholders were complied with.

                             EXECUTIVE COMPENSATION

         The Company does not pay compensation to the directors and officers of the Company who are affiliated with West Coast Realty Advisors, Inc., the Advisor to the Company. Such persons are Messrs. Gainsborough, Maudlin, Nakagiri and Lindsey.1 The Company pays each Independent Director, $500 for each meeting of the Board of Directors attended in person, and $100 for each telephonic Board Meeting. All directors and officers receive reimbursement of any out-of-pocket disbursements incurred in connection with attending any meeting and for carrying on the business of the Company. The aggregate remuneration paid to the Independent Directors for the year ended December 31, 1998 was $3,600 (exclusive of reimbursements for expenses).

--------------------------
1 Such persons will be remunerated indirectly by reason of their affiliation with the Advisor and its affiliated companies. See "Certain Relationships and Related Transactions" contained elsewhere in this Proxy Statement.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth information as of the Annual Meeting Record Date regarding beneficial ownership of shares of Common Stock held by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers as a group.

                                                                     Shares of Common       Percent of Class
                                                                    Stock Beneficially             (1)
          Name and Business Address of Beneficial Owner                 Owned (1)
Philip N. Gainsborough (2)....................................                 0                    0%
W. Thomas Maudlin, Jr. (2)....................................                 0                    0%
John R. Lindsey (2)...........................................                 0                    0%
Neal E. Nakagiri  (2).........................................                 0                    0%
Steve Bridges (2).............................................                 0                    0%
James Coulter  (2)............................................                 0                    0%
George Young  (2).............................................                 0                    0%
All Directors and Executive Officer as a Group................                 0                    0%

-------------------------------

(1) Share amount and percentage figures are rounded to the nearest whole number. Percentage figures are based upon 2,927,967 shares of Common Stock outstanding as of the Annual Meeting Record Date. All shares of Common Stock not outstanding but which may be acquired by a particular stockholder within 60 days of the Annual Meeting Record Date are deemed to be outstanding for the purposes of calculating beneficial ownership and computing the percentage of the class beneficially owned by such stockholder, but not by any other stockholder. Except as otherwise noted, each stockholder has sole voting and sole dispositive power with respect to such stockholder's shares of Common Stock.

(2) The business address for each of these individuals is 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has had certain transactions arising out of its relationship with West Coast Realty Advisors, Inc. (the "Advisor") and affiliates of the Advisor. None of the agreements and arrangements, including those relating to compensation, between the Company and the Advisor and its affiliates are the result of arm's-length negotiations. However, the Independent Directors annually review the reasonableness of the compensation being paid to the Advisor.

         The Advisor is an affiliate of Associated Financial Group, Inc. ("AFG"). It is anticipated that, in the future, the Advisor may serve as general partner, advisor or sponsor of other public and private programs and engage in business activities which will be competitive with the Company. Accordingly, conflicts may arise between operating and managing the real estate investments of the Company, and any such future real estate programs. In addition, AFG and its affiliates may in the future engage in additional business activities which may be competitive with the Company.

TRANSACTIONS WITH THE ADVISOR OR AN AFFILIATE

         Transactions with the Advisor and its affiliates and the Directors are governed by the Bylaws. The Bylaws require that the Independent Directors must approve or ratify all transactions with the Advisor or its affiliates, or any transaction with any Director, officer, employee or agent of the Company, except with respect to certain transactions which, by their terms, are governed by the Bylaws. Transactions with affiliates may be considered not to be made at arms-length.

SELLING AGENT

         Associated Securities Corp., a wholly owned subsidiary of AFG, is the Selling Agent for the Company in its public offering of the Company's Common Stock. As an affiliate of AFG and the Advisor, the Selling Agent may experience conflicts in performing its obligations to exercise due diligence with respect to the statements made in this Prospectus. The Selling Agent believes, however, that it has exercised the degree of diligence required of it in connection with the sale of the Company's Common Stock. In 1998 the Company paid the Selling Agent $458,147 as selling commissions.

PROPERTY MANAGER

         West Coast Realty Management Inc., an affiliate of AFG and the Advisor acts as the property manager to the properties owned by the Company pursuant to a Property Management Agreement with the Company. During 1998, the Company paid West Coast Realty Management, Inc. $125,563. West Coast Realty Management, Inc. is owned 80% by AFG and 25% by W. Thomas Maudlin, Jr., the Company's President and a Director.

ADVISOR

         For a description of the relationship between the Advisor and the Company, see "Proposal No. 3. -- Ratification of Advisory Agreement" contained elsewhere in this Proxy Statement.

REIMBURSEMENTS

         Affiliates of the Company in connection with the sale of shares of the Company's Common Stock to the public received reimbursement for Offering and Organizational Expenses (which are defined generally to mean the costs expended in organizing the Company for the registration and sale of the shares of Common Stock and distributing the shares of Common Stock to the public) in the amount of $225,176 in 1998.

                                  ANNUAL REPORT

         Incorporated herein by this reference is the Company's Form 10-K Annual Report for the year ended December 31, 1998, a copy of which has been previously mailed to you.

BY ORDER OF THE BOARD OF DIRECTORS:


/s/ PHILLP N. GAINSBOROUGH
--------------------------
Philip N. Gainsborough
Chairman of the Board

                                      PROXY

                        WEST COAST REALTY INVESTORS, INC.
                       1999 ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 15, 1999


The undersigned stockholder of West Coast Realty Investors, Inc. (the "Company") hereby nominates, constitutes and appoints Philip N. Gainsborough and W. Thomas Maudlin, Jr., and each of them, the agent, and proxy of the undersigned, each with full power of substitution, to vote all shares of Common Stock of the company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045 on Tuesday, June 15, 1999 at 11:30 A.M. local time, and at any and all postponements or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

         1. ELECTION OF DIRECTORS. Electing Philip N. Gainsborough, W. Thomas Maudlin, Jr., James W. Coulter, George Young and Steve Bridges to serve on the Board of Directors of the Company until the 2000 Annual Meeting of Stockholders and until their respective successors are elected and have qualified.

         AUTHORITY GIVEN___                    AUTHORITY WITHHELD___

(INSTRUCTIONS: To grant authority to vote for all of the nominees named above, check the "Authority Given" box; to withhold authority for any individual nominee, check the "Authority Given" box and cross out the name of the individual above; to withhold authority for all nominees, check the "Authority Withheld" box. Failure to check either box will be deemed a grant of authority to vote for all of the nominees named above.)

         2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS. Ratifying the selection of BDO Seidman, LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1999.

         FOR___               AGAINST___                  ABSTAIN___


         3. RATIFICATION OF ADVISORY AGREEMENT. Ratifying the Advisory Agreement between the Company and West Coast Realty Advisors, Inc. for the period July 1, 1999 to June 30, 2000.

         FOR___               AGAINST___                  ABSTAIN___


         4. OTHER BUSINESS. To transact such other business as may properly come before the annual Meeting or any postponements or adjournments thereof.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 2 AND NO.
3. THIS PROXY CONTAINS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE, THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. ON ALL MATTERS, IF ANY, PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. PLEASE SIGN AND DATE BELOW.


                      (Please Sign and Date on Other Side)

                                       Date:
                                       I do__ do not__ expect to attend the
                                       meeting.

                                       _________________________________________
                                               (Signature of Stockholder)

                                       _________________________________________
                                               (Signature of Stockholder)


                                       (Please date this proxy and sign your
                                       name as it appears on the Company's stock ownership records. Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)

                                       THIS PROXY IS SOLICITED ON BEHALF OF THE
                                       BOARD OF DIRECTORS, AND MAY BE REVOKED
                                       PRIOR TO ITS EXERCISE BY FILING WITH THE
                                       SECRETARY OF THE COMPANY AN ISTRUMENT
                                       REVOKING THIS PROXY, OR A DULY EXECUTED
                                       PROXY BEARING A LATER DATE, OR BY
                                       APPEARING AND VOTING IN PERSON AT THE
                                       MEETING.